EXHIBIT 99.1

WOLVERINE WORLD WIDE, INC. 9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; FAX (616) 866-0257

FOR IMMEDIATE RELEASE CONTACT: Stephen L. Gulis Jr. (616) 866-5570

WOLVERINE WORLD WIDE, INC. REPORTS
RECORD SECOND QUARTER RESULTS AND
INCREASES 2006 ESTIMATES

          Rockford, Michigan, July 12, 2006 - Wolverine World Wide, Inc. (NYSE: WWW) today reported record revenue and earnings per share for the second quarter of 2006, and increased its full year 2006 revenue and earnings per share estimates.

          Second quarter 2006 revenue totaled $238.5 million, a 10.5 percent increase over second quarter 2005 revenue of $215.7 million. Earnings per share for the second quarter of 2006 were $0.25 compared to the $0.22 reported for the second quarter of 2005, an increase of 13.6 percent. The 2006 results include a $0.03 per share decrease in earnings related to FAS 123(R) stock incentive expense and investment spending for the Patagonia Footwear and Merrell Apparel initiatives.

          For the first half of 2006, revenue reached $501.3 million, an 8.8 percent gain over the $460.9 million reported for the first half of 2005. Earnings per share for the first half of 2006 grew to $0.59 per share, up 20.4 percent from $0.49 per share for the same period of 2005.

          "We are pleased to report another record quarter for the Company, achieving our sixteenth consecutive quarter of both record revenue and earnings per share," stated Timothy J. O'Donovan, the Company's Chairman and CEO. "Our strong performance in the quarter was broad-based across our branded footwear groups with the Merrell brand remaining the top contributor. We realized double-digit revenue gains in the Heritage Brands Group, Outdoor Group, and Wolverine Footwear Group. The Hush Puppies business experienced a slight revenue decrease in the quarter while achieving a strong earnings increase as the brand continues its U.S. repositioning efforts.

          "We are encouraged by the Company's performance in the first half of 2006, driven by the enthusiastic consumer response to our strong global brand portfolio and innovative product offerings. Excluding investment spending for new growth initiatives, all four of our major branded footwear groups as well as our Leather and Retail operations reported double-digit profit improvements in the first half."

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2Q 2006	page 2

          Stephen L. Gulis Jr., the Company's CFO, reported, "Our 10.5 percent revenue increase in the second quarter of 2006 resulted from strong consumer acceptance of our Spring product offerings and a business model change with one of our international partners. Sales to this growing international distributor were changed from a distribution fee basis to a wholesale basis, which increased both revenue and cost of products sold by $8.3 million in the second quarter. The change accounted for 3.8 percentage points of the quarter's revenue increase and also reduced gross margin in the quarter by 140 basis points, which is reflected in the quarter's 37.9 percent gross margin.

          "Our balance sheet remains strong as the Company ended the quarter with a cash balance of $81 million. Inventories were down slightly and our accounts receivable growth was below the rate of revenue growth."

          O'Donovan concluded, "We ended the second quarter of 2006 with our order backlog up over 8 percent. This backlog was impacted by the planned decrease in our Bates military footwear business for the back half of 2006. The backlog increase in our business, excluding Bates, approximated 12 percent at quarter end.

          "Looking ahead, on the strength of the first half results and continuing consumer demand for our global brands, we are increasing the Company's 2006 estimates. We now expect revenue to range from $1.120 billion to $1.140 billion, up from our previous estimate of $1.110 to $1.130 billion, and expect earnings per share to range from $1.38 to $1.42, up from our previous estimate of $1.34 to $1.40. These estimates are consistent with our stated long-term objectives of growing annual revenue in the mid to upper-single digit range and delivering double-digit earnings per share growth while investing in initiatives for the future."

          The Company will host a conference call at 8:30 a.m. EDT today to discuss these results and current business trends. To listen to the call at the Company's website, go to www.wolverineworldwide.com, click on "Investors" in the navigation bar, and then click "Webcast" from the top navigation bar of the "Investors" page. To listen to the webcast, your computer must have Windows Media Player, which can be downloaded for free on the Wolverine World Wide website. In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company's website through July 26, 2006.

          With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world's leading marketers of branded casual, active lifestyle, work, outdoor sport and uniform footwear. The Company's portfolio of highly recognized brands includes: Bates®, Hush Puppies®, HYTEST®, Merrell®, Sebago® and Wolverine®. The Company also is the exclusive footwear licensee of popular brands including CAT®, Harley-Davidson®, Patagonia® and Stanley®. The Company's products are carried by leading retailers in the U.S. and globally in over 170 countries. For additional information, please visit our website, www.wolverineworldwide.com.

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2Q 2006	page 3

          This press release contains forward-looking statements, including those relating to 2006 sales and earnings per share, future corporate operations and growth. In addition, words such as "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: changes in duty structures in countries of import and export including final anti-dumping measures being considered in Europe with respect to leather footwear imported from China and Vietnam and safety footwear imported from China and India; changes in consumer preferences or spending patterns; cancellation of orders for future delivery; changes in planned customer demand, re-orders or at-once orders; the availability and pricing of foreign footwear factory capacity; reliance on foreign sourcing; the availability of power, labor and resources in key foreign sourcing countries, including China; the impact of competition and pricing; the impact of changes in the value of foreign currencies, including the Chinese Yuan, and the relative value to the U.S. Dollar; integration and operations of newly acquired and licensed businesses; the development of new initiatives in apparel; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; and additional factors discussed in the Company's reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.

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WOLVERINE WORLD WIDE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($000's, except per share data)

	12 Weeks Ended		24 Weeks Ended
	June 17, 2006	June 18, 2005	June 17, 2006	June 18, 2005
Revenue	$238,457	$215,706	$501,296	$460,880
Cost of products sold	148,052	131,252	305,016	280,021
Gross margin	90,405	84,454	196,280	180,859

Selling and administrative expenses	68,737	64,243	144,984	136,398
Operating margin	21,668	20,211	51,296	44,461

Interest expense, net	29	481	138	1,000
Other expense (income)	331	120	465	(14)
	360	601	603	986
Earnings before income taxes	21,308	19,610	50,693	43,475

Income taxes	7,074	6,353	16,830	14,086

Net earnings	$14,234	$13,257	$33,863	$29,389

Diluted earnings per share	$.25	$.22	$.59	$.49

CONDENSED BALANCE SHEETS
(Unaudited)
($000's)

	June 17, 2006	June 18, 2005
ASSETS:
Cash & cash equivalents	$81,024	$74,779
Receivables	169,519	157,252
Inventories	186,617	190,059
Other current assets	21,407	15,279
Total current assets	458,567	437,369
Plant & equipment, net	90,297	92,586
Other assets	114,441	114,930
Total Assets	$663,305	$644,885
LIABILITIES & EQUITY:
Current maturities on long-term debt	$10,730	$11,735
Accounts payable and other accrued liabilities	122,077	101,931
Total current liabilities	132,807	113,666
Long-term debt	21,467	32,159
Other non-current liabilities	38,624	37,098
Stockholders' equity	470,407	461,962
Total Liabilities & Equity	$663,305	$644,885